Exhibit 99.1

Lending Club Reports Fourth Quarter and Full Year 2014 Results

Fourth Quarter operating revenue up 108% year-over-year to $69.6 million

SAN FRANCISCO – February 24, 2015 – Lending Club (NYSE:LC), the world’s largest online marketplace connecting borrowers and investors, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2014.

	Quarter Ended December 31,			Fiscal Year Ended December 31,
($ in millions)	2014	2013	% Change	2014	2013	% Change
Originations	$1,415	$698	103%	$4,378	$2,065	112%
Operating Revenue(1)	$69.6	$33.5	108%	$213.4	$98.0	118%
Adjusted EBITDA(1)(2)	$7.9	$6.5	22%	$21.3	$15.2	40%

(1)	Fourth quarter 2014 First Call consensus operating revenue and EBITDA were $66.7 million and $6.6 million, respectively, as of February 23, 2015. EBITDA and Adjusted EBITDA exclude stock based compensation expense and other non-recurring charges.

(2)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliation at the end of this release.

“We have continued to expand our reach through 2014 by doubling the size of the business again, while continuing to invest heavily in future growth and risk management,” said Renaud Laplanche, CEO and founder of Lending Club. “Our IPO in December was an important milestone in the life of the company, and everyone at Lending Club is excited about the next 5 to 10 years and committed to delivering more value and a great experience to our customers. 2015 is going to be another investment year, and we intend to continue growing originations and revenue at a fast, yet deliberate pace.”

Recent Business Highlights

•	Expanded addressable market by launching super prime loans in the fourth quarter with interest rates starting at 3.99% (4.97% APR (Annual Percentage Rate)) for consumers with excellent credit.

•	Continued the integration of Springstone and launched a “true no interest” product for 6, 12, 18 or 24 months, delivering a transparent, consumer friendly no-interest patient financing experience.

•	Completed a $1 billion initial public offering (IPO), the fourth largest US-based Internet IPO, and began trading on the New York Stock Exchange under the ticker symbol “LC” on December 11, 2014.

•	In the first quarter of 2015, announced three strategic partnerships with Google, Alibaba and BancAlliance, a national consortium of 200 community banks.

Fourth Quarter 2014 Financial Highlights

Originations – Loan originations in the fourth quarter of 2014 were $1,415 million, compared to $698 million in the same period last year, an increase of 103% year-over-year. The Lending Club platform has facilitated loans totaling over $7.6 billion since inception.

Operating Revenue – Operating revenue in the fourth quarter of 2014 was $69.6 million, compared to $33.5 million in the same period last year, an increase of 108% year-over-year. Operating revenue as a percent of originations, known as our “revenue yield”, in the fourth quarter was 4.92%, up from 4.79% in the prior year.

Adjusted EBITDA(3) – Adjusted EBITDA was $7.9 million in the fourth quarter of 2014, compared to $6.5 million in the same period last year.

Net Income/Loss - GAAP net loss was ($9.0) million for the fourth quarter of 2014, compared to a net income of $2.9 million in the same period last year. Lending Club’s GAAP net loss included $11.3 million of stock-based compensation expense during the fourth quarter of 2014.

Earnings (Loss) Per Share (EPS) - Basic and diluted loss per share was ($0.07) for the fourth quarter of 2014 compared to EPS of $0.00 in the same period last year.

Adjusted EPS(3) – Adjusted EPS was $0.01 for the fourth quarter of 2014 compared to $0.02 in the same period last year.

Cash and Cash Equivalents - As of December 31, 2014, cash and cash equivalents totaled $870 million, with no outstanding debt.

“We are entering 2015 with strong momentum on many fronts, and we intend to continue to execute on our strategy of fast yet disciplined growth,” said Carrie Dolan, CFO of Lending Club. “We will also continue to aggressively invest in product development, engineering, process automation, and the buildup of support and risk management functions to pave the way for our long term growth opportunity.”

Outlook

Based on the information available as of February 24, 2015, Lending Club provides the following outlook:

First Quarter 2015

Operating Revenues in the range of $74 million to $76 million.

Adjusted EBITDA(3) in the range of $6 million to $9 million.

Fiscal Year 2015

Total Revenues in the range of $370 million to $380 million.

Adjusted EBITDA(3) in the range of $33 million to $42 million.

(3)	Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliations at the end of this release.

About Lending Club

Lending Club’s mission is to transform the banking system to make credit more affordable and investing more rewarding. The company’s technology platform enables it to deliver in-novative solutions to borrowers and investors. Lending Club has been prominently recognized as a leader for its growth and innovation, including being named one of Forbes’ America’s Most Promising Companies three years in a row, a CNBC Disruptor two years in a row, a 2012 World Economic Forum Technology Pioneer, and one of The World’s 10 Most Innovative Companies in Finance by Fast Company. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: CA, CO, CT, DE, FL, GA, HI, ID, IL, KY (accredited investors), LA, ME, MN, MS, MT, NH, NV, NY, RI, SD, UT, VA, VT, WA, WI, WV, or WY.

Conference Call and Webcast Information

The Lending Club Fourth Quarter 2014 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time on Tuesday, February 24th, 2015. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 4117710, ten minutes prior to 2:00 p.m. Pacific Standard Time (or 5:00 p.m. Eastern Standard Time). Pacific Standard Time. An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will be also available the evening of February 24, 2015, until March 3, 2015, by calling +1 (877) 344-7529 or +1 (412) 317-0888, with Conference ID 10060086.

Contacts

For Investors:

James Samford

IR@lendingclub.com

Press Contact:

Grayling PR

415-593-1400

LendingClub@grayling.com

Non-GAAP Measures

Our non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS should not be viewed as substitutes for, or superior to, net income (loss), and basic and diluted EPS, as prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS do not consider the potentially dilutive impact of stock-based compensation. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Adjusted EBITDA and adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us. Please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

In evaluating contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation.

Safe Harbor Statement

Some of the statements in this above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

LENDINGCLUB CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2014	2013	2014
Operating revenue
Transaction fees	$30,616	$63,289	$85,830	$197,124
Servicing fees	1,466	5,233	3,951	11,534
Management fees	1,000	1,794	3,083	5,957
Other revenue (expense)	403	(765)	5,111	(1,203)

Total operating revenue	33,485	69,551	97,975	213,412

Net interest income (expense) after loss provision and fair value adjustments	12	(1,430)	27	(2,284)

Total net revenue	33,497	68,121	98,002	211,128

Operating expenses(1):
Sales and marketing	12,460	26,470	39,037	87,278
Origination and servicing	6,173	12,151	17,217	38,286
General and administrative:
Engineering and product development	4,782	11,714	13,922	34,701
Other	7,224	26,492	20,518	82,367

Total operating expenses	30,639	76,827	90,694	242,632

Income (loss) before income taxes	2,858	(8,706)	7,308	(31,504)
Income tax expense	—	331	—	1,390

Net income (loss)	$2,858	$(9,037)	$7,308	$(32,894)

Basic net income (loss) per share attributable to common stockholders	$0.00	$(0.07)	$0.00	$(0.44)
Diluted net income (loss) per share attributable to common stockholders	$0.00	$(0.07)	$0.00	$(0.44)
Weighted-average common shares - Basic	54,818,852	127,859,281	51,557,136	75,573,742
Weighted-average common shares - Diluted	83,324,440	127,859,281	81,426,976	75,573,742

(1)	Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2013	2014	2013	2014
Sales and marketing	$547	$1,029	$1,313	$6,058
Origination and servicing	255	713	424	2,140
General and administrative:
Engineering and product development	1,151	1,824	2,171	5, 311
Other	983	7,695	2,375	23,641

Total stock-based compensation expense	$2,936	$11,261	$6,283	$37,150

LENDINGCLUB CORPORATION

OPERATING AND FINANCIAL HIGHLIGHTS

(In thousands, except percentages and number of employees, or as noted)

(Unaudited)

	Three months ended					Change
	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Q4-2014 vs Q3-2014	Q4-2014 vs Q4-2013
Operating highlights:
Loan originations (in millions)	$698	$791	$1,006	$1,165	$1,415	21%	103%
Operating revenue	$33,485	$38,702	$48,621	$56,538	$69,551	23%	108%
Contribution (1)	$15,654	$14,578	$21,915	$26,881	$32,672	22%	109%
Contribution margin (1)	46.7%	37.7%	45.1%	47.5%	47.0%	n/m (2)	n/m
Adjusted EBITDA (1)	$6,514	$1,866	$4,002	$7,517	$7,916	5%	22%
Adjusted EBITDA margin (1)	19.5%	4.8%	8.2%	13.3%	11.4%	n/m	n/m
Adjusted EPS - diluted (1)	$0.02	$0.00	$0.01	$0.02	$0.01	n/m	n/m
Standard Program Originations by Investor Type:
Managed accounts, individuals	59%	57%	46%	44%	48%
Self-managed, individuals	27%	27%	23%	25%	19%
Institutional investors	14%	16%	31%	31%	33%

Total	100%	100%	100%	100%	100%

Originations by Program:
Standard program	92%	90%	81%	75%	78%
Custom program	8%	10%	19%	25%	22%

Total	100%	100%	100%	100%	100%

Balance Sheet Information (in millions, at end of period):
Cash and cash equivalents	$49	$65	$69	$83	$870	n/m	n/m
Loans, at fair value	$1,829	$2,110	$2,326	$2,534	$2,799	10%	53%
Total assets	$1,943	$2,229	$2,582	$2,815	$3,890	38%	100%
Notes and certificates, at fair value	$1,840	$2,120	$2,337	$2,552	$2,814	10%	53%
Total stockholders’ equity	$68	$69	$137	$142	$973	n/m	n/m
Condensed Cash Flow Information:
Net cash provided by (used in) operating activities	$(15,063)	$20,094	$2,043	$13,258	$14,525	10%	n/m
Net cash flow from loan-related investing activities	(332,118)	(305,525)	(242,789)	(241,279)	(304,472)	26%	-8%
Net cash flow from all other investing activities	(6,159)	(8,764)	(116,739)	(10,382)	(27,125)	161%	340%

Total net cash used in investing activities	(338,277)	(314,289)	(359,528)	(251,661)	(331,597)	32%	-2%
Net cash flow from note and certficate-related financing activities	336,763	304,954	242,759	248,802	301,593	21%	-10%
Net cash flow from all other financing activities	3,690	4,541	119,085	3,317	802,585	n/m	n/m

Total net cash provided by financing activities	340,453	309,495	361,844	252,119	1,104,178	338%	224%

Total net change in cash and cash equivalents	$(12,887)	$15,300	$4,359	$13,716	$787,106	n/m	n/m

Other operating metrics:
Employees and contractors (at end of period)	426	475	628	742	843	14%	98%
Servicing Portfolio by Method Financed (in millions, at end of period):
Notes	$688	$792	$881	$983	$1,055	7%	53%
Certificates	1,172	1,350	1,481	1,601	1,797	12%	53%
Whole loans sold	407	638	981	1,373	1,874	36%	n/m

Total	$2,267	$2,780	$3,343	$3,957	$4,726	19%	109%

Notes:

(1)	Represents a Non-GAAP measure. See Reconciliation of GAAP to Non-GAAP measures.
(2)	Not meaningful.

LENDINGCLUB CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands, except percentages and per share data)

(Unaudited)

	Three months ended					Year Ended
	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Contribution reconciliation:
Net income (loss)	$2,858	$(7,299)	$(9,187)	$(7,371)	$(9,037)	$7,308	$(32,894)
Net interest expense (income) and other adjustments	(12)	(16)	396	474	1,430	(27)	2,284
General and administrative expense:
Engineering and product development	4,782	5,722	8,030	9,235	11,714	13,922	34,701
Other	7,224	12,311	20,951	22,613	26,492	20,518	82,367
Stock-based compensation expense	802	3,860	1,085	1,511	1,742	1,737	8,198
Income tax expense	—	—	640	419	331	—	1,390

Contribution	$15,654	$14,578	$21,915	$26,881	$32,672	$43,458	$96,046

Total operating revenue	$33,485	$38,702	$48,621	$56,538	$69,551	$97,975	$213,412

Contribution margin	46.7%	37.7%	45.1%	47.5%	47.0%	44.4%	45.0%
Adjusted EBITDA reconciliation:
Net income (loss)	$2,858	$(7,299)	$(9,187)	$(7,371)	$(9,037)	$7,308	$(32,894)
Net interest expense (income) and other adjustments	(12)	(16)	396	474	1,430	(27)	2,284
Acquisition and related expense	—	1,141	1,378	301	293	—	3,113
Depreciation and amortization:
Engineering and product development	577	791	1,088	1,447	1,868	1,336	5,194
Other	155	216	245	322	383	327	1,166
Amortization of intangible assets	—	—	1,123	1,388	1,387	—	3,898
Stock-based compensation expense	2,936	7,033	8,319	10,537	11,261	6,283	37,150
Income tax expense	—	—	640	419	331	—	1,390

Adjusted EBITDA	$6,514	$1,866	$4,002	$7,517	$7,916	$15,227	$21,301

Total operating revenue	$33,485	$38,702	$48,621	$56,538	$69,551	$97,975	$213,412

Adjusted EBITDA margin	19.5%	4.8%	8.2%	13.3%	11.4%	15.5%	10.0%
Adjusted net income (loss) and net income (loss) per share:
GAAP net income (loss)	$2,858	$(7,299)	$(9,187)	$(7,371)	$(9,037)	$7,308	$(32,894)
Acquisition and related expense	—	1,141	1,378	301	293	—	3,113
Stock-based compensation	2,936	7,033	8,319	10,537	11,261	6,283	37,150
Amortization of acquired intangible assets	—	—	1,123	1,388	1,387	—	3,898
Income tax effects related to acquisitions	—	—	640	419	331	—	1,390

Adjusted net income	$5,794	$875	$2,273	$5,274	$4,235	$13,591	$12,657

GAAP diluted shares	83,324	55,781	57,971	59,844	127,859	81,427	75,574
Diluted effect of preferred stock conversion (1)	240,195	240,195	249,029	249,351	195,608	241,905	235,745
Other dilutive equity awards (2)	—	28,397	27,469	27,993	39,488	—	40,767

Non-GAAP diluted shares	323,519	324,373	334,469	337,188	362,955	323,332	352,086

Adjusted net income per diluted share	$0.02	$0.00	$0.01	$0.02	$0.01	$0.04	$0.04

Notes:

(1)	Gives effect to the conversion of convertible preferred stock into common stock as though the conversion had occurred at the beginning of the period under the “if converted” method.
(2)	In Q4’13, other dilutive equity awards were included in GAAP diluted shares as the Company had reported net income.